UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 19, 2018

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

22 Sylvan Way
Parsippany, NJ	07054
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last
Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2018, Wyndham Worldwide Corporation reported the anticipated composition of the board of directors of Wyndham Hotels & Resorts, Inc. subject to completion of its previously disclosed spin-off transaction. As previously announced, the spin-off is expected to result in two separate, publicly traded companies. As a result of the spin-off, Wyndham Worldwide Corporation’s hotel group business will become a new publicly traded hotel franchising and management company, Wyndham Hotels & Resorts. Wyndham Worldwide Corporation will continue its vacation ownership business and destination network business and be renamed Wyndham Destinations, Inc. in connection with the spin-off. Wyndham Worldwide Corporation expects to complete the spin-off in the second quarter of 2018.

As previously reported in our Form 8-K filed on April 6, 2018, subject to completion of the spin-off, Stephen P. Holmes will cease serving as CEO of Wyndham Worldwide Corporation effective upon the completion of the spin-off and will become the Non-Executive Chairman of the board of directors of Wyndham Hotels & Resorts and the board of directors of Wyndham Destinations.

Subject to completion of the spin-off, it is expected that, following the 2018 annual meeting of shareholders, our current Directors Myra J. Biblowit, The Right Honourable Brian Mulroney and Pauline D.E. Richards will resign as Directors of Wyndham Worldwide Corporation in connection with their expected appointment to the board of directors of Wyndham Hotels & Resorts. Additionally, our current Director James E. Buckman, as well as Geoffrey A. Ballotti, the anticipated CEO of Wyndham Hotels & Resorts, will be appointed to the board of directors of Wyndham Hotels & Resorts, along with two additional directors, Bruce B. Churchill and Mukul V. Deoras. Mr. Mulroney is expected to be appointed independent Lead Director of the board of directors of Wyndham Hotels & Resorts.

In addition, the composition of the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee of Wyndham Hotels & Resorts is expected to be as follows:

Audit Committee(1) Pauline D.E. Richards (Chair) James E. Buckman Bruce B. Churchill Mukul V. Deoras Stephen P. Holmes	Corporate Governance Committee Myra J. Biblowit (Chair) Mukul V. Deoras The Right Honourable Brian Mulroney Pauline D.E. Richards

Compensation Committee The Right Honourable Brian Mulroney (Chair) Myra J. Biblowit James E. Buckman Bruce B. Churchill	Executive Committee Stephen P. Holmes (Chair) Geoffrey A. Ballotti James E. Buckman

Biographical information regarding each of the foregoing directors can be found in the section entitled “Management” in the information statement filed as Exhibit 99.1 to Amendment No. 1 to Wyndham Hotels & Resorts’ Registration Statement on Form 10 filed with the SEC on April 19, 2018.

Each non-employee director of the board of directors of Wyndham Hotels & Resorts will receive compensation pursuant to the non-employee director compensation program of the board of directors of Wyndham Hotels & Resorts which is expected to be consistent with Wyndham Worldwide Corporation’s current non-employee director compensation program as disclosed in the section entitled “Executive and Director Compensation” in the information statement filed as Exhibit 99.1 to Amendment No. 1 to Wyndham Hotels & Resorts’ Registration Statement on Form 10 filed with the SEC on April 19, 2018. None of the foregoing directors has any interest in any transaction reportable under Regulation S-K Item 404(a), except as previously reported for Mr. Holmes, and there is no arrangement or understanding with any person pursuant to which these directors were selected to serve as members of the board of directors of Wyndham Hotels & Resorts.

(1)  By the date required by the transition provisions of the rules of the New York Stock Exchange, all members of the audit committee will comply with applicable independence and other requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: April 19, 2018	By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer